Exhibit 99.1


PRESS RELEASE
-------------
Reckson Associates Realty Corp.
225 Broadhollow Road
Melville, NY 11747
(631) 694-6900 (Phone)
(631) 622-6790 (Facsimile)
Contact: Scott Rechler, Co-CEO
         Michael Maturo, CFO

-------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE
---------------------

           Reckson Associates Announces Third Quarter 2003 Results
           -------------------------------------------------------

                 Reckson Reports Strong Leasing Activity and
                   Increased Same Property Office Occupancy


(MELVILLE, NEW YORK, November 4, 2003) - Reckson Associates Realty Corp. (NYSE: RA) today reported diluted funds from operations ("FFO") of $41.2 million or $.56 per share for the third quarter of 2003, as compared to FFO of $45.5 million or $.59 per share for the third quarter of 2002, representing a decrease of (5.1%) on a per share basis.

Net income allocable to common shareholders totaled $10.0 million in the third quarter of 2003, as compared to $16.1 million in the third quarter of 2002. Diluted net income per Class A Common share, commonly referred to as earnings per share ("EPS"), totaled $.16 per share in the third quarter of 2003, as compared to $.25 per share in the third quarter of 2002, representing a decrease of ($.09) per share. Diluted EPS per Class B Common share totaled $.17 per share in the third quarter of 2003, as compared to $.26 per share in the third quarter of 2002, representing a decrease of ($.09) per share.

A reconciliation of FFO to net income allocable to common shareholders, the GAAP measure the Company believes to be the most directly comparable, is in the financial tables accompanying this press release.

Commenting on the third quarter results, Scott Rechler, Reckson's Co-Chief Executive Officer, stated, "While conditions remain competitive, we are experiencing increased leasing activity in our markets and believe we have reached market bottom. Effective leasing strategies and our quality product enabled us to increase same property office occupancy by 30 basis points in the third quarter and increase rents on renewal and replacement space by 12.5%." Mr. Rechler further commented, "I am very pleased with the progress on our corporate restructuring. We announced proposed management changes, identified our target G&A savings and are proceeding toward a fourth quarter closing on the Long Island industrial sale."

Summary Portfolio Performance
-----------------------------

The Company reported same property office occupancy at September 30, 2003 of 91.9%. This compares to 91.6% at June 30, 2003 and 95.0% at September 30, 2002. The Company reported same property overall portfolio occupancy of 92.1% at September 30, 2003, as compared to 92.1% at June 30, 2003 and 94.1% at September 30, 2002.

The Company also reported office occupancy at September 30, 2003 of 91.0%. This compares to 91.7% at June 30, 2003 and 95.1% at September 30, 2002. The Company also reported overall portfolio occupancy of 91.6% at September 30, 2003, as compared to 92.2% at June 30, 2003 and 94.2% at September 30, 2002.

Rent performance on renewal and replacement space during the third quarter of 2003 increased 12.5% (cash) and 19.8% (including straight-line rent) in the total portfolio and increased 13.1% (cash) and 19.9% (including straight-line rent) in the office portfolio.

During the quarter, the Company executed 63 leases encompassing 646,070 square feet, representing 3.1% of the total portfolio. In the office portfolio during the quarter, the Company executed 52 leases encompassing 526,948 square feet.

Total portfolio core same property net operating income (property operating revenues less property operating expenses) ("NOI") before termination fees for the third quarter of 2003 decreased (1.0%) (cash) and (2.9%) (including straight-line rent), compared to the third quarter of 2002. Office core same property NOI before termination fees for the third quarter of 2003 decreased (1.2%) (cash) and (3.2%) (including straight-line rent), compared to the third quarter of 2002.

Net of minority interests in joint ventures, total portfolio core same property NOI before termination fees for the third quarter of 2003 decreased (0.6%) (cash) and (3.0%) (including straight-line rent), compared to the third quarter of 2002.

Other Highlights
----------------

Completed acquisition activity totaling approximately $60 million which included 1055 Washington Blvd., a 181,800 square foot, 10-story Class A office building, located in Stamford, Connecticut; a joint venture partner's 49% interest in 275 Broadhollow Road, Melville, Long Island; and a $15 million participating interest in a $30 million junior mezzanine loan secured by a 1.1 million square foot Class A office complex located on Long Island.

Executed contracts for dispositions totaling approximately $340 million which included the Company's 95 property, 5.9 million square foot Long Island industrial portfolio and 538 Broadhollow Road, a 180,281 square foot, Class A office building located in Melville, Long Island.

Executed two contracts for land dispositions with anticipated aggregate proceeds up to $43 million for Eagle Rock III, 15 acres of land located in East Hanover, New Jersey and Giralda Farms, up to 113 acres of land located in Chatham, New Jersey. Closing and ultimate proceeds on both of these contracts are subject to zoning changes from office to residential use and residential unit yield.

Completed the restructuring of RSVP's capital structure and management agreements.

Elected to exchange all outstanding Class B Common Stock into Class A Common Stock effective November 25, 2003.

Non-GAAP Financial Measures
---------------------------

Funds from Operations ("FFO")
-----------------------------
The Company believes that FFO is a widely recognized and appropriate measure of performance of an equity REIT. Although FFO is a non-GAAP financial measure, the Company believes it provides useful information to shareholders, potential investors and management. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined by NAREIT as net income or loss, excluding gains or losses from debt restructuring and sales of depreciable properties plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. Since all companies do not calculate FFO in a similar fashion, the Company's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

Reckson Associates Realty Corp. is a self-administered and self-managed real estate investment trust (REIT) specializing in the acquisition, leasing, financing, management and development of office and industrial properties.

Reckson's core growth strategy is focused on the markets surrounding and including New York City. The Company is one of the largest publicly traded owners, managers and developers of Class A office and industrial properties in the New York Tri-State area, with 182 properties comprised of approximately
20.7 million square feet either owned or controlled. For additional information on Reckson Associates Realty Corp., please visit the Company's web site at www.reckson.com.

Conference Call and Webcast
---------------------------

The Company's executive management team, led by Co-Chief Executive Officer Scott Rechler, will host a conference call outlining third quarter results on Wednesday, November 5, 2003 at 2:00 p.m. EST. The conference call may be accessed by dialing (800) 553-5275 (internationally (651) 291-5254). No passcode is required. The live conference call will also be webcast in a listen-only mode on the Company's web site at www.reckson.com, in the Investor Relations section, with an accompanying slide show presentation outlining the Company's third quarter results.

A replay of the conference call will be available telephonically from November 5, 2003 at 8:00 p.m. EST through November 14, 2003 at 11:59 p.m. EST. The telephone number for the replay is (800) 475-6701, passcode 701671. A replay of the webcast of the conference call will also be available via the Company's web site.

Financial Statements Attached
-----------------------------

The Supplemental Package and Slide Show Presentation outlining the Company's third quarter 2003 results will be available prior to the Company's quarterly conference call on the Company's web site at www.reckson.com in the Investor Relations section, by e-mail to those on the Company's distribution list, as well as by mail or fax, upon request. To be added to the Company's e-mail distribution list or to receive a copy of the quarterly materials by mail or fax, please contact Susan McGuire, Investor Relations, Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747-4883, investorrelations@reckson.com or telephone number (631) 622-6746.

Certain matters discussed herein, including guidance concerning the Company's future performance, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, forward-looking statements are not guarantees of results and no assurance can be given that the expected results will be delivered. Such forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those expected. Among those risks, trends and uncertainties are the general economic climate, including the conditions affecting industries in which our principal tenants compete; financial condition of our tenants; changes in the supply of and demand for office and industrial/R&D properties in the New York Tri-State area; changes in interest rate levels; downturns in rental rate levels in our markets and our ability to lease or re-lease space in a timely manner at current or anticipated rental rate levels; the availability of financing to us or our tenants; changes in operating costs, including utility, security and insurance costs; repayment of debt owed to the Company by third parties (including FrontLine Capital Group); risks associated with joint ventures; liability for uninsured losses or environmental matters; and other risks associated with the development and acquisition of properties, including risks that development may not be completed on schedule, that the tenants will not take occupancy or pay rent, or that development or operating costs may be greater than anticipated. For further information on factors that could impact Reckson, reference is made to Reckson's filings with the Securities and Exchange Commission. Reckson undertakes no responsibility to update or supplement information contained in this press release.

                  Reckson Associates Realty Corp. (NYSE: RA)
                       Consolidated Statements of Income
                     (in thousands, except share amounts)




                                                     Three Months Ended              Nine Months Ended
                                                       September 30,                   September 30,
                                                 -------------------------      ------------------------
                                                      2003    2002                  2003        2002
                                                 -------------------------      ------------------------
Property Operating Revenues:
    Base rents                                    $    95,239  $   100,730      $   288,202  $   295,137
    Tenant escalations and reimbursements              16,466       13,994           44,817       40,794
                                                 -------------------------      ------------------------
        Total property operating revenues             111,705      114,724          333,019      335,931
                                                 -------------------------      ------------------------
Property Operating Expenses:
    Operating expenses                                 28,065       26,589           80,788       72,630
    Real estate taxes                                  19,145       16,500           53,999       47,973
                                                 -------------------------      ------------------------
        Total property operating expenses              47,210       43,089          134,787      120,603
                                                 -------------------------      ------------------------
Net Operating Income                                   64,495       71,635          198,232      215,328
                                                 -------------------------      ------------------------
Gross Margin percentage                                 57.7%        62.4%            59.5%        64.1%
                                                 -------------------------      ------------------------
Other Income                                            6,534        2,243           18,553        6,320
                                                 -------------------------      ------------------------
Other Expenses
    Interest expense                                   20,231       20,684           61,170       59,860
    Depreciation and amortization                      26,273       26,690           82,845       75,654
    Marketing, general and administrative               8,239        7,402           24,755       20,923
                                                 -------------------------      ------------------------
        Total other expenses                           54,743       54,776          168,770      156,437
                                                 -------------------------      ------------------------
Income before minority interests, preferred
dividends and distributions, gain
on sales of depreciable real estate
and discontinued operations                            16,286       19,102           48,015       65,211

Minority partners' interests in consolidated
partnerships                                           (4,379)      (4,446)         (13,404)     (14,379)
Distributions to preferred unitholders                   (273)        (273)            (820)      (1,014)
Limited partners' minority interest in the
operating partnership                                    (678)        (845)          (1,869)      (3,527)
Gain on sales of depreciable real estate assets           -            -                -            537
                                                 -------------------------      ------------------------
Income before discontinued operations and
preferred dividends                                    10,956       13,538           31,922       46,828
Discontinued operations (net of limited
partners' minority interest)                            4,369        8,083           10,285       15,554
                                                 -------------------------      ------------------------
Net income                                             15,325       21,621           42,207       62,382
Dividends to preferred shareholders                    (5,316)      (5,487)         (15,950)     (16,461)
                                                 -------------------------      ------------------------
Net income allocable to common shareholders      $     10,009  $    16,134      $    26,257   $   45,921
                                                 =========================      ========================
    Allocable to Class A common                  $      7,613  $    12,334      $    19,977   $   35,041
    Allocable to Class B common                         2,396        3,800            6,280       10,880
                                                 -------------------------      ------------------------
Net income allocable to common shareholders      $     10,009  $    16,134      $    26,257    $  45,921
                                                 =========================      ========================

Basic weighted average common shares outstanding:
    Class A common                                 48,009,000   49,525,000       48,070,000   50,103,000
    Class B common                                  9,915,000   10,010,000        9,915,000   10,191,000

Basic net income per weighted average common share:
    Class A common stock - income from
    continuing operations                               $0.09        $0.13            $0.26        $0.46
    Gain on sales of depreciable real
    estate assets                                         -            -                -            -
    Discontinued operations                              0.07         0.12             0.16         0.24
                                                 -------------------------      ------------------------
    Basic net income per Class A common                 $0.16        $0.25            $0.42        $0.70
                                                 =========================      ========================

    Class B common stock - income from
    continuing operations                               $0.13        $0.19            $0.38        $0.71
    Gain on sales of depreciable
    real estate assets                                    -            -                -            -
    Discontinued operations                              0.11         0.19             0.25         0.36
                                                 -------------------------      ------------------------
    Basic net income per Class B common                 $0.24        $0.38            $0.63        $1.07
                                                 =========================      ========================

Diluted weighted average common shares
outstanding:
   Class A common                                  48,179,000   49,825,000      48,205,000    50,445,000
   Class B common                                   9,915,000   10,010,000       9,915,000    10,191,000

Diluted net income per weighted average common share:
   Class A common                                       $0.16        $0.25           $0.41         $0.69
                                                  ========================      ========================
   Class B common                                       $0.17        $0.26           $0.45         $0.75
                                                  ========================      ========================


                  Reckson Associates Realty Corp. (NYSE: RA)
                       Consolidated Balance Sheets
                             (in thousands)


                                                              September 30,                December 31,
                                                                  2003                         2002
                                                             --------------               --------------
Assets:                                                        (Unaudited)
Commercial real estate properties, at cost:
  Land                                                         $   386,512                 $   418,040
  Buildings and improvements                                     2,241,511                   2,415,252
Developments in progress:
  Land                                                              89,450                      92,924
  Development costs                                                 61,372                      28,311
Furniture, fixtures, and equipment                                  11,300                      13,595
                                                              ------------                ------------
                                                                 2,790,145                   2,968,122
Less: accumulated depreciation                                    (446,522)                   (454,018)
                                                              ------------                ------------
Investment in real estate, net of accumulated depreciation       2,343,623                   2,514,104

Properties and related assets held for sale, net of
accumulated depreciation                                           202,521                        -

Investments in real estate joint ventures                            5,844                       6,116
Investments in mortgage notes and notes receivable                  70,425                      54,547
Investments in service companies and affiliate loans and
joint ventures                                                      72,054                      73,332
Cash and cash equivalents                                           24,623                      30,827
Tenant receivables                                                  14,842                      14,050
Deferred rents receivable                                          109,622                     107,366
Prepaid expenses and other assets                                   33,773                      37,235
Contract and land deposits and pre-acquisition costs                   128                         240
Deferred leasing and loan costs (net of accumulated
amortization)                                                       64,619                      70,103
                                                              ------------                ------------
     Total Assets                                             $  2,942,074                $  2,907,920
                                                              ============                ============
Liabilities:
Mortgage notes payable                                        $    725,002                $    740,012
Mortgage notes payable and other liabilities associated
with properties held for sale                                        9,107                       -
Unsecured credit facility                                          374,000                     267,000
Senior unsecured notes                                             499,409                     499,305
Accrued expenses and other liabilities                              84,860                      93,783
Dividends and distributions payable                                 31,606                      31,575
                                                              ------------                ------------
     Total Liabilities                                           1,723,984                   1,631,675
                                                              ------------                ------------
Minority partners' interests in consolidated partnerships          234,377                     242,934
Preferred unit interest in the operating partnership                19,662                      19,662
Limited partners' minority interest in the operating                69,410                      71,420
partnership                                                   ------------                ------------
                                                                   323,449                     334,016
                                                              ------------                ------------
Commitments and contingencies                                         -                            -

Stockholders' Equity:
Preferred Stock, $.01 par value, 25,000,000 shares authorized
  Series A - 8,834,500 shares issued and outstanding                    88                          88
  Series B - 2,000,000 shares issued and outstanding                    20                          20
Common Stock, $.01 par value, 100,000,000 shares authorized
  Class A - 48,012,988 and 48,246,083 shares issued and
  outstanding, respectively                                            481                         482
  Class B - 9,915,313 shares issued and outstanding                     99                          99
Treasury Stock, Class A common, 2,950,400 and 2,698,400
shares, respectively and Class B common, 368,200 shares            (63,954)                    (63,954)
Additional paid in capital                                         957,907                   1,005,494
                                                              ------------                ------------
     Total Stockholders' Equity                                    894,641                     942,229
                                                              ------------                ------------
     Total Liabilities and Stockholders' Equity               $  2,942,074                $  2,907,920
                                                              ============                ============
Total debt to market capitalization (a):                             44.9%                       44.9%
                                                              ============                ============

-------------
(a) Total debt includes the Company's pro rata share of consolidated and unconsolidated joint venture debt.

                  Reckson Associates Realty Corp. (NYSE: RA)
                             Funds From Operations
                     (in thousands, except per share amounts)



                                                    Three Months Ended              Nine Months Ended
                                                       September 30,                  September 30,
                                                 ------------------------       -----------------------
                                                      2003      2002                 2003      2002
                                                 ------------------------       -----------------------

Net income allocable to common shareholders      $  10,009       $ 16,134        $   26,257   $   45,921
   Add:    Real estate depreciation
           and amortization                         27,465         28,208            87,919       80,570
           Minority partners'
           interests in consolidated
           partnerships                              4,379          4,446            13,404       14,379
           Limited partners'
           minority interest in the
           operating partnership                     1,202          1,941             3,072        5,538

   Less:   Gain on sales of
           depreciable real estate
           assets                                      -            4,896               -          5,433
           Amounts distributable to
           minority partners in
           consolidated partnerships                 6,339          6,050            19,914       18,943
                                                 ------------------------       ------------------------
Basic Funds From Operations ("FFO")                 36,716         39,783           110,738      122,032

   Add:    Dividends and
           distributions on dilutive
           shares and units                          4,485          5,761            13,452       17,476
                                                 ------------------------       ------------------------
Diluted FFO (Note - a)                           $  41,201      $  45,544          $124,190   $  139,508
                                                 ========================       ========================
Diluted FFO calculations:
        Weighted average common
        shares outstanding                          57,924         59,535            57,985       60,294
        Weighted average units of
        limited partnership
        interest outstanding                         7,554          7,276             7,370        7,427
                                                 ------------------------       ------------------------
        Basic weighted average
        common shares and units
        outstanding                                 65,478         66,811            65,355       67,721

        Adjustments for dilutive FFO weighted
        average shares and units
        outstanding:

           Common stock equivalents                    170            300               136          342
           Series A preferred stock                  7,747          8,060             7,747        8,060
           Series B preferred stock                    -            1,919               -          1,919
           Limited partners' preferred interest        661            661               661          770
                                                 ------------------------       ------------------------
Total diluted weighted average
shares nd units outstanding                         74,056         77,751            73,899       78,812
                                                 ========================       ========================
Diluted FFO per weighted average
share or unit                                    $    0.56       $   0.59        $     1.68     $   1.77

Diluted weighted average Class A
dividends per share                              $    0.42       $   0.42        $     1.27     $   1.27
Diluted FFO payout ratio - Class A                   76.4%          72.5%             75.8%        72.0%

Diluted weighted average Class A
& B dividends per share or unit                  $    0.45       $   0.45        $     1.36     $   1.36
Diluted FFO payout ratio (Class A
& B combined)                                        81.7%          77.4%             81.1%        76.9%


------------------------------------------------------------------------------------------------------

Notes:
  a - Includes $3.3 million and $13.4 million for the three and nine month periods ended September 30, 2003, respectively attributable to the sale of land.

                  Reckson Associates Realty Corp. (NYSE: RA)
                       Cash Available for Distribution
                     (in thousands, except per share amounts)




                                                    Three Months Ended              Nine Months Ended
                                                       September 30,                  September 30,
                                                 -----------------------         ---------------------
                                                      2003      2002                 2003      2002
                                                 -----------------------         ---------------------

Basic Funds From Operations                      $   36,716    $  39,783         $ 110,738   $ 122,032
Adjustments for basic cash available
for distribution:
  Less: Straight line rents                           4,712        6,683            13,389      19,718
        Committed non-incremental
        capitalized tenant improvements
        and leasing costs                             7,049       19,274            22,645      27,177
        Actual non-incremental
        capitalized improvements                      3,070        2,738             7,125       6,179
                                                 -----------------------         ---------------------
Basic Cash Available for Distribution ("CAD")        21,885       11,088            67,579      68,958


  Add:  Dividends and distributions on
        dilutive shares and units                       -            -                 -           -
                                                 -----------------------         ---------------------
Diluted CAD (Note - a)                           $   21,885    $  11,088         $  67,579   $  68,958
                                                 =======================         =====================
Diluted CAD calculations:
        Weighted average common shares
        outstanding                                  57,924       59,535            57,985      60,294
        Weighted average units
        of limited partnership
        interest outstanding                          7,554        7,276             7,370       7,427

        Basic weighted average common
        shares and units outstanding                 65,478       66,811            65,355      67,721

        Adjustments for dilutive CAD weighted
        average shares and units outstanding:

          Common stock equivalents                      170          300               136         342
          Series A preferred stock                       -           -                  -           -
          Series B preferred stock                       -           -                  -           -
          Limited partners' preferred interest           -           -                  -           -

                                                 -----------------------         ---------------------
Total diluted weighted average
shares and units outstanding                         65,648       67,111            65,491      68,063
                                                 =======================         =====================
Diluted CAD per weighted average
share or unit                                    $     0.33    $    0.17         $    1.03    $   1.01

Diluted weighted average Class A
dividends per share                              $     0.42    $    0.42         $    1.27    $   1.27
Diluted CAD payout ratio - Class A                   127.4%       257.0%            123.5%      125.7%

Diluted weighted average Class A
& B dividends per share or unit                  $     0.46    $    0.46         $    1.37    $   1.37
Diluted CAD payout ratio (Class
A & B combined)                                      137.5%       277.1%            133.3%      135.6%


------------------------------------------------------------------------------------------------------

Notes:
  a - Includes $3.3 million and $13.4 million for the three and nine month periods ended September 30, 2003, respectively attributable to the sale of land.